Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248637

PROSPECTUS

$100,000,000
Common Stock

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In accordance with the terms of an at market issuance sales agreement, or the sales agreement, dated as of September 4, 2020, with B. Riley Securities, Inc. or B. Riley Securities, we may offer and sell shares of our common stock from time to time through B. Riley Securities having an aggregate offering price of up to $100 million.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “GERN.” On November 3, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $1.79 per share.

Sales of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley Securities will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms set forth in the sales agreement between B. Riley Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to B. Riley Securities for sales of common stock sold pursuant to the sales agreement is an aggregate of up to 3.0% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act.

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Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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B. Riley Securities

The date of this prospectus is November 6, 2020.

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus and the information in any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and B. Riley Securities has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and B. Riley Securities is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Geron Corporation

We are a late-stage clinical biopharmaceutical company that is focused on the development and potential commercialization of imetelstat, an innovative therapeutic for hematologic myeloid malignancies. We have global rights to imetelstat, a first-in-class telomerase inhibitor, which was discovered and is being developed at Geron. We believe targeting telomerase has the potential to inhibit the uncontrolled proliferation of malignant stem and progenitor cells in hematologic myeloid malignancies to reduce dysfunctional blood cell production and enable potential recovery of normal blood cell production, or hematopoiesis. Data from our prior clinical trials suggest potential disease-modifying activity from imetelstat treatment.

Imetelstat has been granted Fast Track designation by the United States Food and Drug Administration for both the treatment of patients with non-del(5q) lower risk MDS who are refractory or resistant to an erythropoiesis-stimulating agent and for patients with Intermediate-2 or High-risk MF whose disease has relapsed after or is refractory to janus kinase (JAK) inhibitor treatment.

We were incorporated in 1990 under the laws of Delaware. Our principal executive offices are located at 919 E. Hillsdale Blvd., Suite 250, Foster City, CA 94404 and our telephone number is (650) 473-7700. Our website address is www.geron.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

Unless the context indicates otherwise, as used in this prospectus, the terms “Geron,” “Geron Corporation,” “we,” “us” and “our” refer to Geron Corporation, a Delaware corporation.

The Offering

Common stock offered by us	In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through B. Riley Securities having an aggregate offering price of up to $100,000,000 pursuant to this prospectus.

Manner of offering	“At the market offering” that may be made from time to time through B. Riley Securities as our sales agent. See “Plan of Distribution” on page 11.

Use of Proceeds

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include funding research and development, general and administrative activities and capital expenditures, as well to potentially in-license or acquire other oncology products, programs or companies to diversify our business, although we have no current commitments or agreements to do so as of the date of this prospectus. See “Use of Proceeds” on page 6 of this prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, before deciding whether to invest in our common stock.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “GERN.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the section “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed, and we might cease operations. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering prices per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 55,865,921 shares of our common stock are sold at a price of $1.79 per share pursuant to this prospectus, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on November 3, 2020, for aggregate gross proceeds of $100 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.89 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectuses that we may authorize for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the therapeutic potential of imetelstat and its expected uses and benefits;

●	the progress, timing, magnitude, scope and costs of clinical development, manufacturing and commercialization of imetelstat, including the number of indications which are or may in the future be pursued, subject to clearances and approvals by the FDA and other regulatory authorities;

●	the continued conduct and completion of the Phase 3 portion of IMerge;

●	the design, commencement, patient enrollment, conduct and completion of the planned Phase 3 clinical trial in refractory MF;

●	the achievement and timing of clinical trial events related to our ongoing, planned and other potential future clinical trials of imetelstat, including the anticipated timing of planned interim and final data analyses and patient enrollment completion;

●	the time and costs involved in obtaining regulatory clearances and approvals, or whether we will be successful in obtaining such regulatory clearances and approvals;

●	our ability to successfully market and sell imetelstat, upon any regulatory approval or clearance, in the United States and other countries;

●	the availability of coverage and adequate third-party reimbursement for imetelstat, if any;

●	our ability to consistently and reproducibly manufacture imetelstat;

●	our ability to meaningfully reduce manufacturing costs of imetelstat;

●	the anticipated impacts of the ongoing COVID-19 global pandemic;

●	our ability to establish and maintain agreements with third-party service providers to support development of imetelstat and potential new collaborative arrangements for imetelstat;

●	the size and timing of expenditures and whether there are unanticipated expenditures;

●	our ability to manage the anticipated growth of our business, including our ability to recruit and retain key personnel to support the development and potential future commercialization of imetelstat;

●	our estimates and expectations regarding the sufficiency of our cash resources, our cash resource conservation efforts;

●	our ability to protect our intellectual property and the duration of any such protection, and operate our business without infringing upon the intellectual property rights of others;

●	the implementation of our corporate strategy;

●	our future financial and operating performance;

●	our anticipated use of the net proceeds from this offering; and

●	our plans, objectives, expectations and intentions and any other statements that are not historical fact.

In some cases, you can identify forward-looking statements by terms such as “may,” “plan,” “intend,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the headings “Risk Factors” on page 3 of this prospectus and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated herein by reference, as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement, the actual total proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include funding research and development, general and administrative activities and capital expenditures. We may also use a portion of the net proceeds from this offering to potentially in-license or acquire other oncology products, programs or companies to diversify our business, although we have no current commitments or agreements to do so as of the date of this prospectus.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of the imetelstat development program, the timing and progress of any potential acquisition or in-licensing efforts and the availability and cost of other capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the price per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2020 was approximately $232.8 million, or $0.75 per share.

After giving effect to the sale of our common stock during the term of the sales agreement with B. Riley Securities in the aggregate amount of $100 million at an assumed offering price of $1.79 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on November 3, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2020 would have been $330.4 million, or $0.90 per share of common stock. This represents an immediate increase in the net tangible book value of $0.15 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.89 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.79
Net tangible book value per share as of September 30, 2020	$0.75
Increase in net tangible book value per share attributable to this offering	$0.15
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$0.90
Dilution per share to new investors purchasing shares in this offering		$0.89

The table above assumes for illustrative purposes that an aggregate of 55,865,921 shares of our common stock are sold during the term of the sales agreement with B. Riley Securities at a price of $1.79 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on November 3, 2020, for aggregate gross proceeds of $100 million. The shares subject to the sales agreement with B. Riley Securities are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $2.29 per share, assuming all of our common stock in the aggregate amount of $100 million during the remaining term of the sales agreement with B. Riley Securities is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.93 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.36 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $1.29 per share, assuming all of our common stock in the aggregate amount of $100 million during the term of the sales agreement with B. Riley Securities is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.85 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.44 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 310,471,074 shares of our common stock issued and outstanding as of September 30, 2020, and exclude the following, all as of September 30, 2020:

●	43,708,691 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.12 per share;

●	8,335,239 shares of common stock issuable upon the exercise of pre-funded warrants with an exercise price of $0.001 per share;

●	58,217,700 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.32 per share; and

●	up to an aggregate of 7,991,034 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan, the 2018 Equity Incentive Plan, or the 2018 Incentive Plan, the 2018 Inducement Award Plan, and the Directors’ Market Value Stock Purchase Plan.

To the extent that options or warrants outstanding as of September 30, 2020 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition or in-licensing opportunities, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our restated certificate of incorporation, as amended, or the Restated Certificate, authorizes us to issue 450,000,000 shares of common stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share.

The following summary description of our capital stock is based on the provisions of our Restated Certificate, our amended and restated bylaws, as amended, or the Bylaws, and applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the applicable provisions of our Restated Certificate, our Bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our Restated Certificate and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of the preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock legally available for distribution to stockholders. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Pursuant to our Restated Certificate, our board of directors has the authority, without further action by our stockholders, to issue up to 3,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Anti-takeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our Restated Certificate and Bylaws contain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock.

Our Restated Certificate limits the personal liability for monetary damages for breach of fiduciary duty of our directors to Geron and our stockholders to the fullest extent permitted by the Delaware General Corporation Law. The inclusion of this provision in our Restated Certificate may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty.

Our Restated Certificate provides that all stockholder action must be effected at a meeting of stockholders and not by a consent in writing. In addition, our Bylaws provide that special meetings of stockholders may only be called by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, the chairman of the board of directors, the chief executive officer or president (in the absence of a chief executive officer), or at the request in writing of stockholders owning a majority of the amount of our entire capital stock issued and outstanding and entitled to vote. Further, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. Finally, our Bylaws provide that our stockholders may alter, amend or repeal our Bylaws or adopt new bylaws only by the affirmative vote of 66⅔% of the outstanding voting stock, but our board of directors may also unilaterally alter, amend, repeal our Bylaws or adopt new bylaws.

Our Bylaws provide for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of us. In addition, the classified board provision could delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

These provisions may have the effect of delaying, deferring or preventing a change in control and may also delay or prevent changes in management of Geron, which could have an adverse effect on the market price of our common stock.

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) (a) those shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% of the aggregate market value, determined on a consolidated basis, of either all of the assets of the corporation or its outstanding stock;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of Geron may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Forum Selection Bylaw

Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Geron, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of Geron to Geron or to our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Restated Certificate or the Bylaws or (4) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of Geron is deemed to have notice of and consented to the forum selection provisions of the Bylaws. This provision does not apply to actions arising under the Securities Act of 1933, as amended, or the Exchange Act, or any claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing on The Nasdaq Global Select Market

Our common stock is listed on The Nasdaq Global Select Market under the symbol “GERN.”

PLAN OF DISTRIBUTION

In accordance with the terms of our current at market issuance sales agreement, or sales agreement, with B. Riley Securities, Inc., or B. Riley Securities, we may issue and sell shares of our common stock having aggregate sales proceeds of up to $100.0 million from time to time through B. Riley Securities acting as agent. Sales of our common stock, if any, under this prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify B. Riley Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of such notice, B. Riley Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement between us and B. Riley Securities is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley Securities may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay B. Riley Securities a commission equal to an aggregate of up to 3.0% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley Securities under the terms of the sales agreement, will be approximately $360,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus, (ii) September 4, 2023, or (iii) termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC as an exhibit to our Current Report on Form 8-K filed with the SEC on September 4, 2020, which is incorporated by reference in this prospectus. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, B. Riley Securities will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

B. Riley Securities and its affiliates have provided, and may in the future provide, various investment banking and other financial services for us. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

Cooley LLP, San Francisco, California, has passed upon the validity of the common stock offered by this prospectus. B. Riley Securities is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-20859):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020 (the “2019 Form 10-K”);

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 28, 2020, August 6, 2020 and November 5, 2020, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 14, 2020, April 2, 2020, May 8, 2020, May 21, 2020, May 26, 2020, June 9, 2020, September 4, 2020 and October 1, 2020;

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the information specifically incorporated by reference into the 2019 Form 10-K from our definitive proxy statement relating to our 2020 annual meeting of stockholders, filed with the SEC on April 14, 2020; and

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the description of our common stock set forth our registration statement on Form 8-A, filed with the SEC on June 13, 1996, and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.1 of the 2019 Form 10-K.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Stephen Rosenfield, Chief Legal Officer and Corporate Secretary, Geron Corporation, 919 E. Hillsdale Blvd., Foster City, CA 94404, telephone: (650) 473-7700.

$100,000,000

Common Stock

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Prospectus
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B. Riley Securities

November 6, 2020